UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2010

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

875 Third Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On September 24, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Towers Watson & Co. (the “Company”) approved the form of performance-vested restricted stock unit (“PVRSU”) award agreement, pursuant to the Company’s shareholder-approved 2009 Long Term Incentive Plan (the “2009 Plan”).  PVRSUs are designed to provide the Company an opportunity to offer long-term incentives and to provide key executives with a long-term stake in the success of the Company.  PVRSUs are notional, non-voting units of measurement based on the Company’s Common Stock, which will be settled in shares of Class A Common Stock of the Company.  Under the PVRSU agreement, participants become vested in a number of PVRSUs based on the achievement of specified levels of financial performance during the performance period set forth in the agreement, provided that the participant remains in continuous service with the Company through the end of the performance period.  The targets reflect an emphasis on continued profitability growth through successful integration, despite the difficult economic environment.  Any PVRSUs that become vested shall thereafter be payable in shares of Class A Common Stock of the Company.  Dividend equivalents will accrue on PVRSUs and vest to the same extent as the underlying shares.

On September 24, 2010, the Committee also approved grants of PVRSUs (the “Awards”) to certain executive officers of the Company, including the Company’s named executive officers for the 2010 to 2013 performance period.  Individual Award amounts are based on the value of the named executive officer’s annual base salary and a multiplier, which is then converted into a target number of PVRSUs based upon the Company’s closing stock price as of the date of grant.  Between zero and 204% of the target number of PVRSUs will vest based on the extent to which specified performance metrics are achieved over a three-year performance period (July 1, 2010 to June 30, 2013), subject to the named executive officer’s continued employment with the Company through the end of the performance period.  The Committee established adjusted EBITDA margin for the six-month period ending June 30, 2013 and revenue growth during the performance period (based on fiscal year 2013 revenue versus fiscal year 2010 revenue) as the performance metrics for the Awards, as set forth in Appendix A to the Awards.

The following table shows the target number of PVRSUs awarded to each of the named executive officers:

Name	Target Number of PVRSUs
John J. Haley	42,059
James K. Foreman	10,607
Mark V. Mactas	27,182
Roger F. Millay	9,723
Gene H. Wickes	10,165

Named executive officers generally will forfeit unvested PVRSUs upon a termination of employment prior to the end of the performance period.  Upon a change in control of the Company, the number of PVRSUs that may vest will be determined based on the 100% target level, but vesting will remain subject to the named executive officer’s continued employment through the end of the performance period; provided, however, that if a named executive officer’s service is terminated without cause upon or within 12 months following the change in control, the PVRSUs immediately will become vested.

The Committee has the authority to exercise negative discretion in determining the number of PVRSUs that become vested and payable pursuant to the Awards.

The form of award agreement and the performance criteria that will be used for the Awards are filed as exhibits to this report.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement (Performance-Based Vesting).
10.2	Appendix A to Awards (setting forth performance criteria for 2010 — 2013 performance period)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.

Dated: September 30, 2010	By:	/s/ Walter W. Bardenwerper
	Name:	Walter W. Bardenwerper
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement (Performance-Based Vesting).
10.2	Appendix A to Awards (setting forth performance criteria for 2010 — 2013 performance period)